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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-21267) of Triathlon Broadcasting Company (the "Company") and in the related Prospectus of our report dated May 30, 1997, with respect to the combined financial statements of KFAB-AM, KGOR-FM and Business Music Service (Divisions of American Radio Systems Corporation) included in this Current Report on Form 8-K/A of the Company, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

New York, New York
August 11, 1997